Centrue Financial Corporation

Exhibit 99.2

NEWS RELEASE

October 29, 2003

For Immediate Release

CENTRUE FINANCIAL CORPORATION

310 South Schuyler Avenue
P.O. Box 3		(815) 937-4440
Kankakee, IL 60901-0003	Fax:	(815) 937-3674

For more information contact:

Thomas A. Daiber	or	James M. Lindstrom
Chief Executive Officer		Chief Financial Officer

CENTRUE FINANCIAL HIRES REGIONAL PRESIDENT FOR CHAMPAIGN/URBANA

Kankakee, Illinois (October 28, 2003) – Centrue Financial Corporation (AMEX:CFF), formerly known as Kankakee Bancorp, Inc., announced today that John N. Kempen has joined the Company as Regional President for its Champaign/Urbana market.

Mr. Kempen was most recently employed as the Community Bank President for National City Bank in Champaign, Illinois. He has more than 20 years of banking experience including with Merchants National Bank of Terre Haute and First of America Bank of Kankakee. Mr. Kempen and his family live in the Champaign/Urbana area and he is very active within the community.

“We are excited to have John joining the Centrue team. He has extensive commercial banking experience and has lived in our market area his entire life,” said Thomas A. Daiber, President and Chief Executive Officer of Centrue. “John’s first banking job was at Champion Federal Savings in Momence which has since been acquired by and is now a branch of Centrue. We are glad to welcome John back to our Centrue family and know that he will help continue our long tradition of banking excellence in central Illinois.”

“Following our merger on October 9, 2003, Centrue Bank’s new organizational structure includes the delineation of four geographic regions. The purpose of defining these regions is to insure that decisions affecting customer service can be made on a local level. John’s extensive community banking experience will allow him to effectively manage our Champaign/Urbana market. Centrue is very fortunate to also have veteran bankers Keith Roseland, Carol Hoekstra and Bryan Marsh who will oversee the daily operation of the other three regions of our Bank,” Mr. Daiber added.

Centrue Financial Corporation and Centrue Bank are headquartered in Kankakee, Illinois, which is 60 miles south of downtown Chicago. The Bank operates seventeen branches in eight counties. Centrue Financial was formed through the merger of Kankakee Bancorp, Inc. and Aviston Financial Corporation on October 9, 2003. Centrue Bank has total assets of more than $600 million and 192 employees.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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